FOURTH AMENDMENT TO FINANCE LINE OF CREDIT AGREEMENT


         This FOURTH AMENDMENT TO FINANCE LINE OF CREDIT AGREEMENT is made and entered into this 31st day of July, 1996 by and between MORGAN FINANCE, INC., an Indiana corporation ("Company") and KEYBANK NATIONAL ASSOCIATION, formerly known as Society National Bank, Indiana ("Bank").

                                    RECITALS

         A. On or about September 13, 1994, Company and Bank entered into a Finance Line of Credit Agreement ("Agreement").

         B. On or about September 26, 1994, the agreement was amended and it was further amended on or about July 28, 1995 and on May 8, 1996.

         C. The parties wish to again amend the Agreement to extend the Termination Date.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained and other valuable consideration, the parties hereto agree that the Recitals above set forth are part of this amendment for all purposes and further agree as follows:

         1. The definition of "Termination Date" contained in Section 1.2 shall be amended by deleting "July 31, 1996" and replacing that date with "April 30, 1997."

         2. All other terms, provisions and conditions of the Finance Line of Credit Agreement (as previously amended) are hereby ratified and shall continue in full force and effect.

         IN WITNESS WHEREOF, the Company has hereunto set its hand by its duly authorized officers on the day and year first above mentioned and effective as of August 1, 1996.

                                  COMPANY:
                                  Morgan Finance, Inc.


                                By: /s/ Richard B. DeBoer
                                    ------------------------------------------
                                    (Signature)

                                     Richard B. DeBoer, Chief Financial Officer
                                    ------------------------------------------
                                    (Typed or Printed Name and Office)

SIGNATURES CONTINUED ON PAGE 2

                                      BANK:
                                      KeyBank National Association


                                By: /s/ R. David Londergan, Jr.
                                    ------------------------------------------
                                    (Signature)

                                     R. David Londergan, Jr., V.P.
                                     ------------------------------------------
                                     (Typed or Printed Name and Office)



         The undersigned, The Morgan Group, Inc. represents and warrants that it has read and reviewed this amendment and that it consents to the execution of this document by Morgan Drive Away, Inc. and agrees to be bound by the terms and conditions contained herein. THE MORGAN GROUP, INC.:


                                By: /s/ Richard B. DeBoer
                                    ------------------------------------------
                                    (Signature)

                                     Richard B. DeBoer, Chief Financial Officer
                                    ------------------------------------------
                                    (Typed or Printed Name and Office)





                                        2